Exhibit 99.1

Delek Logistics Partners, LP Announces Closing of Acquisition from 3Bear Energy
BRENTWOOD, Tenn. June 1, 2022 -- Delek Logistics Partners, LP (NYSE: DKL) announced today the closing of the previously announced acquisition of 3Bear Delaware Holding – NM, LLC (“3Bear”), an indirect subsidiary of 3Bear Energy, LLC. The 3Bear operations include crude oil and gas gathering, processing and transportation businesses, as well as water disposal and recycling operations in the Delaware Basin in New Mexico. Total cash consideration is $624.7 million (excluding customary closing adjustments) and the acquisition is expected to result in an investment multiple of approximately 6.25 times preliminary forecasted 2023 EBITDA. The transaction is being funded with cash and debt financing.

3Bear has built a premier crude, gas and water gathering, processing and disposal business in the Northern Delaware Basin. 3Bear’s assets are anchored by ~350,000 dedicated acres and long-term fixed fee contracts. The asset base includes approximately 485 miles of pipelines, 88 million cubic feet per day of cryogenic natural gas processing capacity, 120 MBbl of crude storage capacity and 200 MBbl/d of water disposal capacity. The acquired entity will be part of a newly formed, wholly-owned subsidiary of Delek Logistics Partners, LP named “DKL Delaware Gathering Company, LLC”.

Uzi Yemin, Chairman, President and Chief Executive Officer of Delek Logistics’ General Partner stated, “This acquisition substantially increases our third party revenue at DKL, per our stated goals, and allows DKL to become a more diversified and less sponsor dependent entity. Additionally, 3Bear expands our product mix to natural gas and water, which will prove useful to customers within our legacy Permian gathering business. The geographic diversification into the Delaware Basin provides a broader platform for future growth and includes some of the most prolific acreage in the Permian Basin. Finally, the outlook for strong free cash flow should allow us to rapidly reduce leverage while maintaining our 5% distribution growth target for 2022.”

Advisors
RBC Capital Markets is serving as financial advisor and Baker Botts is serving as legal advisor to Delek Logistics on the transaction.

Tudor, Pickering, Holt & Co. is serving as financial advisor and Vinson & Elkins is serving as legal advisor to 3Bear on the transaction.

About Delek Logistics Partners, LP
Delek Logistics Partners, LP is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region and giving effect to the 3Bear acquisition, Delek Logistics Partners, LP provides gathering, pipeline and other transportation services primarily for crude oil and natural gas customers, storage, wholesale marketing and terminalling services primarily for intermediate and refined product customers, and water disposal and recycling services. Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) owns the general partner interest as well as a majority limited partner interest in Delek Logistics Partners, LP, and is also a significant customer.

Investor Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Public Affairs & ESG, 615-435-1407

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under the federal securities laws. Investors are cautioned that important factors may affect these forward-looking statements, as described in Delek US's and Delek Logistics' filings with the SEC, including risks disclosed in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which they become aware of, after the date hereof, except as required by applicable law or regulation.

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